Exhibit 10

T. ROWE PRICE GROUP, INC.
1998 DIRECTOR STOCK OPTION PLAN
As Amended and Restated Effective April 7, 2004*

1.    PURPOSES OF THE DIRECTOR PLAN:

     T. Rowe Price Group, Inc.** (the “Company”) has adopted the 1998 Director Stock Option Plan (the “Director Plan”) to provide for the issuance of options to purchase shares of the Company’s Common Stock, par value $.20 per share (the “Stock”) as a means of long-term compensation for members of the Board of Directors of the Company (the “Board”) in order to provide Non-Employee Directors with an equity interest in the Company in order to attract and retain well-qualified individuals to serve as Non-Employee Directors and to further align the interests of Non-Employee Directors of the Company with those of the stockholders of the Company. For purposes of this Plan, Non-Employee Directors are persons who are members of the Board and are not employees of the Company or any of its affiliates or subsidiaries.

2.    ADMINISTRATION:

     The Director Plan shall be administered by the Board; provided that any decision regarding the price, timing, or amount of options to be granted hereunder shall require the affirmative vote of a majority of the members of the Board who are not participants in the Director Plan. Such disinterested majority shall also have the right to make discretionary awards of options in addition to the grants specified in Section 5(b).

3.   STOCK SUBJECT TO OPTION:

     The Company has reserved an aggregate of 404,116 authorized but unissued shares of Stock for issuance and delivery under the Director Plan, which amount includes 4,116 shares carried over from the 1995 Director Stock Option Plan (the “1995 Director Plan”) that remained available for grant upon its expiration on April 30, 2002, and which amount is subject to further adjustment as provided in paragraph 6 hereof; provided that, shares tendered as consideration for the exercise of any option and shares subject to the unexercised portion of any outstanding option which expires, is canceled, or is terminated for any reason may again be subject to awards under the Director Plan.

4.   ELIGIBILITY:

     The individuals who shall be eligible to participate in the Director Plan shall be all Non-Employee Directors of the Company. Except for the issuance of replenishment options pursuant to Section 5(c)(iii), no individual shall be granted an option under this Director Plan unless such individual is a member of the Board on the applicable grant date.

*All references herein to a number of shares of Stock have been adjusted to reflect the 2-for-1 stock split that was effected April 30, 1998.

**T. Rowe Price Group, Inc. is the successor to T. Rowe Price Associates, Inc., pursuant to a share exchange consummated on December 28, 2000, and has assumed all obligations of T. Rowe Price Associates, Inc. with respect to this plan and options outstanding hereunder.

5.    TERMS AND CONDITIONS OF OPTIONS:

     Options under the Director Plan are intended to be non-statutory stock options not qualifying under any section of the Internal Revenue Code of 1986, as amended (the “Code”). All stock options granted under the Director Plan shall be subject to the following provisions:

        (a)  Option Price. The exercise price per share with respect to each option shall be 100% of the fair market value of the Stock on the date the option is granted. For purposes hereof, fair market value shall be the last reported sale price in the Nasdaq National Market (or any other recognized securities market on which the stock is traded if not then traded on the Nasdaq National Market) on the date of grant, or the next succeeding business day on which the Nasdaq National Market (or such other market) is open for business and reports an actual transaction in the Company’s Stock. If the Stock is not then traded on any recognized market, fair market value shall be as determined by the Board in accordance with applicable Federal income tax and securities regulations.

        (b)  Option Grants.

     (i) Each Non-Employee Director in office on April 7, 2004, shall be granted options semi-annually, as of the close of business on the third business day following the earnings release for the first and third fiscal quarter of each year, as to 2,500 shares of Stock on each such grant date.

     (ii) Each person first elected or appointed as a Non-Employee Director after April 7, 2004, shall be granted, as of the close of business on the date of the first regular meeting of the Board held on or after the date of such Non-Employee Director’s election or appointment, an option to purchase 10,000 shares of Stock and, as of the close of business on the third business day following the earnings release for the first and third fiscal quarter of each succeeding year, an option to purchase 2,500 shares of Stock.

        (c) Exercise of Options.

     (i) Each option granted under this Director Plan shall become exercisable in full one year after the initial grant (irrespective of whether the Non-Employee Director is then a member of the Board) or upon the Non-Employee Director’s earlier death, but shall not be exercisable as to any shares prior thereto. Except as provided in paragraph (ii) below, full payment for shares acquired shall be made in cash, by certified check or other means acceptable to the Company at or prior to the time that an option, or any part thereof, is exercised. The participant will have no rights as a stockholder with respect to any option granted under this Director Plan until shares of Stock as to which the option has been exercised are issued by the Company.

     (ii) Shares of the Company’s Stock with a value equal to the exercise price or a combination of cash and Stock with a value equal to the exercise price may be used as payment for shares acquired.

     (iii) Until further action by the Board suspending or limiting the issuance of replenishment options (as herein referred to), in the event that a Non-Employee Director exercises all or any part of a stock option (the “Original Option”) granted hereunder or under the 1995 Director Stock Option Plan through the surrender of shares of Stock in full or partial payment of the exercise price hereunder, the Non-Employee Director automatically will receive an option (a “replenishment option”) to purchase a number of shares equal to the number of shares surrendered priced at the closing price of the Company’s Stock on the date of exercise and exercisable in full until the date the Original Option would otherwise have terminated under Section 5(d) below. Upon the exercise of a replenishment option with stock, the Non-Employee Director will not become entitled to receive an additional replenishment option.

        (d)  Term of Option. Options shall terminate and no longer be exercisable on the earlier to occur of the expiration of: (i) ten (10) years after the date such option was granted (or the grant date of the Original Option, as applicable) or (ii) five (5) years after the Non-Employee Director ceases to be a member of the Board for any reason.

        (e)  Options Nonassignable and Nontransferable. Options granted under the Director Plan are not transferable by the Non-Employee Director otherwise than by will or the laws of descent and distribution and are exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; except that with the consent of the Board, this Option may be transferred to a family member or a trust, partnership or the like for the benefit of the Non-Employee Director or such family members. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this option, the same shall terminate and be of no force or effect.

6.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION:

     The aggregate number of shares of stock on which option awards under the Director Plan may be granted to persons participating under the Director Plan, the number of shares thereof covered by each award, the price per share thereof in each award, and any numerical limitations contained herein relating to awards shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In the case of other changes in the Company’s capitalization, adjustments shall be made to the extent determined by the Board as necessary or appropriate to reflect the transaction and as permitted under applicable securities and tax laws.

     If the Company shall be a party to any merger or consolidation (whether or not the Company is the surviving or resulting entity), then automatically following the transaction and without further action on the part of the company or the successor, any award granted shall pertain to and apply solely to the securities or other form of consideration to which a holder of the number of shares of Stock subject to the award would have been entitled in the transaction.

7.    EFFECTIVE DATE OF THE DIRECTOR PLAN:

     The Director Plan was adopted by the Board on February 2, 1998 and became effective on April 16, 1998, upon its approval by the stockholders of the Company on that date. The Director Plan as amended and restated herein, was adopted by the Board effective as of April 7, 2004.

8.    TERMINATION DATE:

     No options may be granted under the Director Plan after December 31, 2007. Subject to paragraph 5(d), options granted before December 31, 2007 under the Director Plan may be exercised after that date in accordance with their terms.

9.    AMENDMENT:

     This Director Plan may be amended, suspended, terminated or restated, in whole or in part, at any time by the Board; provided, however, that any provisions of this Plan regarding the amount and price of options to be awarded to Non-Employee Directors and the timing of awards, or that which may be deemed to set forth a formula that determines the amount, price, and timing of awards may not be amended more than once every six months, other than to comport with any changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules under such statutes; and, provided further, however, that no such amendment shall become effective without the approval of the stockholders of the Company to the extent stockholder approval is required in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934.

10.    COMPLIANCE WITH LAWS AND REGULATIONS:

     The grant, holding and vesting of all options under the Director Plan shall be subject to any and all requirements and restrictions that may, in the opinion of the Board, be necessary or advisable for the purposes of complying with any statute, rule or regulation of any governmental authority, or any agreement, policy or rule of any stock exchange or other regulatory organization governing any market on which the Stock is traded.

11.    MISCELLANEOUS:

     (a) Expenses. The Company shall bear all expenses and costs in connection with the administration of the Director Plan.

     (b) Applicable Law. The validity, interpretation and administration of this Plan and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to the choice of the laws provisions thereof.

     (c) Headings. The headings herein are for reference purposes only and shall not affect the meaning or interpretation of the Director Plan.

     (d) Notices. All notices or other communications made or given pursuant to this Director Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed to any Non-Employee Director at the address contained in the records of the Company or to the Company at its principal office.

     (e) Federal Securities Law Requirement. Awards granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the award for any exception from the provisions of Section 16(b) of the Securities Exchange Act of 1934 available under that Rule.